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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
DECEMBER 31, 1997


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                                                                       STATE OR OTHER
                                                                       JURISDICTION
NAME OF SUBSIDIARY                                                     OF INCORPORATION
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
Consolidated Subsidiaries:

Capitol National Bank                                                  United States (national bank)

Portage Commerce Bank                                                  Michigan

Ann Arbor Commerce Bank                                                Michigan

Oakland Commerce Bank                                                  Michigan

Grand Haven Bank (85% owned)                                           Michigan

Paragon Bank & Trust                                                   Michigan

Macomb Community Bank (51% owned)                                      Michigan

Brighton Commerce Bank (59% owned)                                     Michigan

Muskegon Commerce Bank (51% owned)                                     Michigan

Sun Community Bancorp Limited (51% owned)                              Arizona
   Bank of Tucson
         (100% owned by Sun Community Bancorp Limited)                 Arizona
   Valley First Community Bank
         (51% owned by Sun Community Bancorp Limited)                  Arizona

Capitol Trust I                                                        Delaware

Unconsolidated Subsidiary:

Amera Mortgage Corporation, Inc.                                       Michigan
(49% owned equity method investee)

Inactive subsidiaries:

MCI, Inc.                                                              Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                           Michigan

C.B. Services, Inc.                                                    Michigan

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The following summarizes regulatory agencies of the registrant and its subsidiaries:

The Corporation's state-chartered banks located in Michigan are regulated by the Financial Institutions Bureau of the Michigan Department of Commerce. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank of Tucson and Valley First Community Bank are regulated by the Arizona Corporation Division. Each of the banking subsidiaries, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board which also regulates its nonbanking subsidiaries. Sun Community Bancorp Limited is regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.